Exhibit 10.04
FIRST AMENDMENT TO RESIDENTIAL LEASE
     This First Amendment to Residential Lease (this “First Amendment”) is made and entered into as of July 29, 2008, by and between 849 College Avenue, Inc. (“Landlord”) and Kevin Bushby and Elizabeth Bushby (collectively, “Tenant”).
RECITALS:
     WHEREAS, Landlord and Tenant have entered into that certain Amended and Restated Residential Lease dated as of February 21, 2007 (the “ Lease”); and
     WHEREAS, Landlord and Tenant desire to amend the Lease to modify the provisions thereof as more particularly set forth herein.
     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:
     1. Option(s) to Extend.
     (a) The words and figures “one (1)” set forth in the second line of Section 35(a) of the Lease are hereby deleted in their entirety, and inserted in lieu thereof shall be the words and figures “four (4)”.
     (b) A new clause (v) is hereby added at the end of Section 35(a) of the Lease, which clause (v) reads as follows:
"(v) Notwithstanding anything to the contrary herein, Tenant may not exercise any Option if Executive is not employed on a full time basis as an Executive Vice President of Cadence or any of its successors at the time such Option would be exercisable.”
     (c) The parenthetical that follows the word “Cause” in the fourth line of Section 35(b) of the Lease is hereby deleted in its entirety and inserted in lieu thereof shall be the following words: "(as defined in Section 4.2 of Executive’s Employment Agreement, dated July 29, 2008)”.
     (d) The parenthetical that follows the words “Constructive Termination” in the sixth line of Section 35(b) of the Lease is hereby deleted in its entirety and inserted in lieu thereof shall be the following words: “(as defined in Section 4.3 of Executive’s Employment Agreement, dated July 29, 2008).”

     2. Ratification. The Lease, as modified by this First Amendment, is hereby ratified and confirmed by Landlord and Tenant. Each of the parties hereto hereby confirms that the Lease, except as expressly amended by this First Amendment, remains in full force and effect.
     3. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed and delivered as of the date first above written.
849 College Avenue, Inc.

By:	/s/ James J. Cowie	/s/ Kevin Bushby

Name:	James J. Cowie	Kevin Bushby

Title:	Sr. Vice President & General

	Counsel	/s/ Elizabeth Bushby

Elizabeth Bushby